Exhibit 4.7

LOCK-UP AGREEMENT

__________, 2012

Organovo Holdings, Inc.
5871 Oberlin Drive, Suite 150
San Diego, CA. 92121

Spencer Trask Ventures, Inc.
750 Third Avenue, 11th Floor
New York, NY 10017

Gentlemen:

Reference is made to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of _____________, 2012, by and among Organovo Holdings, Inc., a Delaware corporation (the “Parent”), Organovo Acquisition Corp., a Delaware corporation, and Organovo, Inc., a Delaware corporation (the “Company”).  In connection with the Merger Agreement, stockholders of the Company shall receive shares of the Parent’s common stock, par value $0.001 per share (“Common Stock”), in consideration for shares of the Company held by them at the effective time of the merger.  In consideration of the Parent and the Company entering into the Merger Agreement, the undersigned, an officer, director or holder of 5% or more of the Company’s Common Stock, hereby agrees as follows:

1.           The undersigned hereby covenants and agrees, except as provided herein, during the Lockup Period (as defined below) not to (a) offer, sell, contract to sell, grant any option to purchase, hypothecate, pledge or otherwise dispose of or (b) transfer title to (a “Prohibited Sale”) any of the shares of Common Stock acquired by the undersigned pursuant to, and in connection with, the Merger Agreement (the “Acquired Shares”), in each case during the period commencing on the Closing Date (as defined in the Merger Agreement) and ending on the earlier of (i) twelve months from the Closing Date, or (ii) six months following the effective date of the Registration Statement (as defined in the Merger Agreement) (the “Lockup Period”), without the prior written consent of the Parent and Spencer Trask Ventures, Inc.  Notwithstanding the foregoing, the undersigned shall be permitted from time to time during the Lockup Period, without the prior written consent of the Parent and Spencer Trask Ventures, Inc., as applicable, (i) to engage in transactions in connection with the undersigned’s participation in the Parent’s stock option plans, if any, (ii) to transfer all or any part of the Acquired Shares to any family member, for estate planning purposes, or to an affiliate thereof (as such term is defined in Rule 405 under the Securities Act of 1933, as amended), provided that such transferee agrees in writing with the Parent to be bound hereby, or (iii) to participate in any transaction in which holders of Common Stock participate or have the opportunity to participate pro rata, including, without limitation, a merger, consolidation or binding share exchange involving the Parent, a disposition of the Common Stock in connection with the exercise of any rights, warrants or other securities distributed to the Parent’s stockholders, or a tender or exchange offer for the Common Stock, and no transaction contemplated by the foregoing clauses (i), (ii) or (iii) shall be deemed a Prohibited Sale for purposes of this Agreement.

2.           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts or choice of laws thereof.

3.           This Agreement will become a binding agreement among the undersigned as of the Closing Date (as defined in the Merger Agreement).  In the event that no closing occurs under the Merger Agreement, this Agreement shall be null and void.  This Agreement (and the agreements reflected herein) may be terminated by the mutual agreement of the Parent and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period.  This Agreement may be duly executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.  Signature pages from separate identical counterparts may be combined with the same effect as if the parties signing such signature page had signed the same counterpart.  This Agreement may be modified or waived only by a separate writing signed by each of the parties hereto expressly so modifying or waiving such agreement.

4.           This Lock-Up Agreement constitutes the entire agreement between the parties with regard to the lock up restriction and supersedes any prior understandings, agreements, or representations by or between the parties.

Very truly yours,

Print Name:

Address:

Number of shares of Common Stock owned:
Certificate Numbers:

[Company and STVI signatures on the following page]

Accepted and Agreed to:

Organovo Holdings, Inc.

By:
Name:	Keith Murphy
Title:	Chief Executive Officer

Spencer Trask Ventures, Inc.

By:
Name:	John Heidenreich
Title:	President